EXHIBIT 23(b)



                      Consent of Independent Public Accountants


                    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 22, 1994 included in the NUI Corporation Annual Report on Form 10-K for the fiscal year ended September 30, 1994 and of our report dated May 13, 1994 included in the NUI Corporation Saving and Investment Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.

                                   ARTHUR ANDERSEN LLP

                                   ARTHUR ANDERSEN LLP





          New York, N.Y.
          January 6, 1995